UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-248779	85-2041913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

C290, DoBe E-Manor,

Dongning Road No. 553,

Jianggan District, Hangzhou City

Zhejiang Province, Peoples Republic of China

(Address of Principal Executive Offices) (NA)

+86 18668175727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2022, we have appointed Messrs. Tianbing Yang and Rudong Shi as members of our Board of Directors.

Tianbing Yang (age 49)

Mr. Yang has more than 25 years of working experience in sales and marketing operation. He has been directly responsible of leading the sales and marketing operational in several companies. From 2005 to 2008, Mr. Yang served as General Manager of Lanma (China) International Group Co., Ltd., he led and transformed the company from a travelling, import and export company to a manufacturing and selling of professional suits company. The annual sales increased from $5 million to $300 million. From 2008 to 2015, he joined Guirenniao Group Co., Ltd. as Director cum General Manager. He responsible for sales and marketing of shoes and clothing business, the annual sales increased from $180 million to $1.5 billion. From 2015 to present, he is Director of Zhejiang Huotu Agricultural Technology Co., Ltd. and General Manager of Yunchang Digital (Hangzhou) Technology Co. Ltd.

He has a Bachelor’s degree in business administration from University of Chongqing (1995), and MBA from University of Zhejiang (2012).

We have selected Mr. Yang to serve as Director because of his education, skills and experience in fast growing business.

Rudong Shi (age 44)

Mr. Shi has more than 20 years of working experience in construction of road and bridges, and trading of motor oil. From 2000 to 2015, Mr. Shi was working with China Railway Construction Group as Senior Engineer and participated in Beijing-Zhuhai Expressway, Qinghai-Tibet Railway and Qingdao- Rongcheng Intercity Railway. Form 2015 to present, he is the founder and managing director of Yantai Tongcheng Cars and Services Co., Ltd., and his company is our flagship in Yantai city.

He graduated from University of Agricultural Shangdong and major in construction of road and bridges (2000), and obtained his national registered second-level construction engineer (municipal) and the national first-level registered construction engineer (housing construction).

We have selected Mr. Shi to serve as Director because of his skill and excellent experience in car and services industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CXJ GROUP CO., LIMITED

	By	/s/ Lixin Cai
Date: May 16, 2022	Name:	Lixin Cai
	Title:	Chairman and Chief Executive Officer